SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2003

GB&T BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-24203	58-2400756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Jesse Jewell Parkway, S.E., Gainesville, Georgia		30501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 532-1212

(Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

On August 29, 2003, GB&T Bancshares, Inc., a Georgia corporation (“GB&T”), completed its acquisition of Baldwin Bancshares, Inc., a Georgia corporation (“Baldwin”), and its wholly-owned subsidiary, First National Bank of the South, a national banking association located in Milledgeville and Lake Oconee, Georgia (“First National Bank”).  Pursuant to an Agreement and Plan of Reorganization, by and between GB&T and Baldwin, dated as of April 28, 2003 (the “Merger Agreement”), Baldwin merged with and into GB&T, with First National Bank continuing in existence as a wholly owned subsidiary of GB&T (the “Merger”).  Pursuant to the Merger Agreement, each share of Baldwin common stock was converted into the right to receive 2.895 shares of GB&T common stock.  The Merger will be accounted for as a purchase under generally accepted accounting principles.

The Joint Proxy Statement/Prospectus, dated July 11, 2003 (the “Joint Proxy Statement/Prospectus”), included in GB&T’s Registration Statement on Form S-4 (Registration No. 333-106451), sets forth certain additional information regarding the Merger, GB&T and Baldwin, including, without limitation, certain information with respect to the assets involved in the Merger, the nature of certain relationships between certain officers and directors of Baldwin and GB&T and certain officers and directors of GB&T, the nature of Baldwin’s business and GB&T’s intended use of the assets acquired in the Merger.

With the acquisition of First National Bank, GB&T now has five community banks with twenty offices located in eight Georgia counties, plus a consumer finance company with eight offices located throughout north Georgia.  With the addition of First National Bank’s $127 million in assets, GB&T’s assets total approximately $900 million.  GB&T common stock is listed on the Nasdaq National Market under the symbol “GBTB.”

A copy of a press release announcing completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.                                                           Other Events.

On August 29, 2003, GB&T announced that it had signed a letter of intent to acquire Southern Heritage Bancorp., a Georgia corporation (“Southern Heritage”), and its wholly owned subsidiary, Southern Heritage Bank.  The proposed acquisition is subject to the execution of a definitive agreement and appropriate corporate shareholder and regulatory approvals.

A copy of a press release announcing the signing of the letter of intent is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Business Acquired

At the present time it is impractical to provide the required financial statements for Baldwin as required by this Item 7 of Form 8-K.  GB&T will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than November 12, 2003 (60 days after this Report is required to be filed).

(b)                                 Pro Forma Financial Information

At the present time, it is impractical to provide the pro forma financial information relative to the Baldwin acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K.  GB&T will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than November 12, 2003 (60 days after this Report is required to be filed).

(c)                                  Exhibits

  2.1                           Agreement and Plan of Reorganization, by and between GB&T Bancshares, Inc. and Baldwin Bancshares, Inc., dated as of April 28, 2003 (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-4, Registration No. 333-106451).

99.1                           Press Release of GB&T Bancshares, Inc. issued August 26, 2003.

99.2                           Press Release of GB&T Bancshares, Inc. issued August 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB&T BANCSHARES, INC.
(Registrant)

Dated: September 8, 2003	By:	/s/ Richard A. Hunt
Richard A. Hunt, President and Chief Executive Officer